                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       THE PEP BOYS - MANNY, MOE & JACK
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14-6(i)(2) or Item
     22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                       THE PEP BOYS -- MANNY, MOE & JACK
                          3111 WEST ALLEGHENY AVENUE
                       PHILADELPHIA, PENNSYLVANIA 19132

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                               ----------------

              TO BE HELD ON WEDNESDAY, JUNE 3, 1998 AT 10:00 A.M.
                                      AT
                              VALLEY FORGE HILTON
                             251 WEST DEKALB PIKE
                           KING OF PRUSSIA, PA 19406

                               ----------------

To the Shareholders of The Pep Boys -- Manny, Moe & Jack:

  1.To elect three Class I Directors to hold office as specified in the proxy statement.

  2.To approve the appointment of independent auditors.

  3.To transact such other business as may properly come before the meeting.

  The close of business on Friday, April 10, 1998 has been fixed as the record date for the meeting. Only shareholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

  The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the meeting.

  The Board of Directors urges you to date, sign and return promptly the accompanying form of proxy to give voting instructions with respect to your shares of Common Stock. You are cordially invited to attend the meeting in person. The return of the accompanying form of proxy will not affect your right to vote in person if you do attend the meeting.

                                          Frederick A. Stampone

                                          Senior Vice President, Chief
                                          Administrative
                                          Officer and Secretary

April 28, 1998

                       THE PEP BOYS -- MANNY, MOE & JACK
                          3111 WEST ALLEGHENY AVENUE
                       PHILADELPHIA, PENNSYLVANIA 19132

                               ----------------

                                PROXY STATEMENT

                               ----------------

     ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON WEDNESDAY, JUNE 3, 1998

                               ----------------

                                    GENERAL

  This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Pep Boys -- Manny, Moe & Jack (the "Company") for use at the Company's Annual Meeting of Shareholders (the "meeting") to be held on Wednesday, June 3, 1998 at 10:00 a.m. at the Valley Forge Hilton Hotel, 251 West DeKalb Pike, King of Prussia, PA 19406, for the purposes set forth in the foregoing Notice. This proxy statement, the foregoing Notice and the enclosed proxy are being sent to shareholders on or about April 28, 1998.

  The Company does not intend to bring any matters before the meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the meeting. If any other matters properly come before the meeting, however, the persons named in the accompanying form of proxy, or their duly constituted substitutes acting at the meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters. Discretionary authority to cumulate votes is also being solicited.

  If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "For" the nominees of the Board of Directors in the election of directors, subject to the discretion of the proxies to cumulate the votes in accordance with their judgment and "For" the proposal to approve the appointment of independent auditors. Any proxy may be revoked at any time prior to its exercise by notifying the Secretary of the Company in writing, by delivering a duly authorized proxy bearing a later date, or by attending the meeting and voting in person.

  According to state law and the Company's By-laws, the presence of a quorum is required to transact business at the meeting. A quorum is defined as the presence, either in person or by proxy, of a majority of the votes that all shareholders are entitled to cast on a particular matter. Proxies marked "Abstain" will be included in determining a quorum. On routine matters, brokers who hold customer shares in "street name" but have not timely received voting instructions from such customers have discretion to vote such shares. Accordingly, the presence of such votes at the meeting will be included in determining a quorum.

  According to state law and the Company's By-laws, proposals must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions are not considered votes cast and therefore will have no effect on the outcome of the proposals.

                       OUTSTANDING SHARES, VOTING RIGHTS
                     AND SHAREHOLDINGS OF CERTAIN PERSONS

OUTSTANDING SHARES AND VOTING RIGHTS

  At the close of business on Friday, April 10, 1998, the record date for the meeting, there were 63,753,581 outstanding shares of the Company's Common Stock ("Common Stock"), the only class of voting securities outstanding. Of these shares, 2,232,500 were held by the trustee under The Pep Boys-- Manny, Moe & Jack Flexitrust, a flexible employee benefits trust established on April 29, 1994 to fund a portion of the Company's obligations arising from various employee compensation and benefit plans. Under the terms of the Flexitrust, all shares held for participating employees by the trustee will be voted or not as directed by written instructions from the participating employees, and shares for which no instructions are received will be voted in the same proportion as the shares for which instructions are received. The record holders of Common Stock on the record date will be entitled to one vote per share on all matters (other than the election of directors) voted upon at the meeting and will be entitled to vote cumulatively in the election of directors. Cumulative voting entitles each shareholder to a number of votes equal to the number of shares owned by the shareholder on the record date multiplied by the number of directors to be elected, and the shareholder may cast all of his votes for one nominee for director or allocate the votes among all the nominees.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information respecting the equity securities of the Company beneficially owned at the close of business on April 10, 1998 by each holder of 5% or more of Common Stock, by each director and nominee for director of the Company, by each executive officer of the Company and by all executive officers and directors of the Company as a group. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, shares are deemed to be "beneficially owned" by a person, whether or not he has any economic interest in the shares, if he has or shares the power to vote or dispose of the shares.

                                                  AMOUNT AND NATURE OF
                     NAME OF                      BENEFICIAL OWNERSHIP  PERCENT
                 BENEFICIAL OWNER                   OF COMMON STOCK     OF CLASS
                 ----------------                 --------------------  --------
 Jurika & Voyles, L.P............................      3,941,595(/1/)     6.2%
  1999 Harrison Street, Suite 700
  Oakland, CA 94612
 Mitchell G. Leibovitz...........................      1,470,916(/2/)
                                                       1,170,181(/2/a)
                                                       ---------
                                                       2,633,936(/2/b)    4.1%
 Lester Rosenfeld................................      1,159,003(/3/)
                                                       1,001,428(/3/a)
                                                       ---------
                                                       2,160,431          3.4%
 Benjamin Strauss................................        910,382(/4/)
                                                         994,310(/4/a)
                                                       ---------
                                                       1,904,692          3.0%
 Michael J. Holden...............................        228,093(/5/)
                                                       1,170,181(/2/a)
                                                       ---------
                                                       1,394,527(/2/b)    2.2%
 Mark L. Page....................................        160,654(/6/)       +
 Frederick A. Stampone...........................        101,975(/7/)       +

                          AMOUNT AND NATURE OF
         NAME OF          BENEFICIAL OWNERSHIP    PERCENT
     BENEFICIAL OWNER       OF COMMON STOCK       OF CLASS
     ----------------     --------------------    --------
 Bernard J. Korman.......         95,331(/8/)          +
 Lennox K. Black.........         71,531(/9/)          +
 Ronald J. McEvoy........         44,000(/6/)          +
 J. Michael Riggan.......         40,000(/6/)          +
 Myles H. Tanenbaum......         18,569(/10/)         +
 J. Richard Leaman,
  Jr. ...................         18,257(/11/)         +
 Malcolmn D. Pryor.......          4,840(/12/)         +
 David V. Wachs..........          3,831(/13/)         +
 Total of all Executive
  Officers and Directors
  as a Group (14
  Persons)...............      7,423,067(/14/)      11.4%

--------
 + Represents less than 1%.
(1) Based upon information disclosed in Schedule 13-G dated February 6, 1998.
(2) This includes 55,991 shares owned by two trusts which benefit Mr. Leibovitz' children of which Mr. Leibovitz' spouse is a co-trustee, 45,623 shares owned by Mr. Leibovitz' spouse, 100,000 shares owned by an irrevocable Grantor Retained Annuity Trust for the benefit of Mr. Leibovitz for which Mr. Leibovitz' spouse acts as trustee and 960,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days. Mr. Leibovitz disclaims beneficial ownership in stock held by Mr. Leibovitz' spouse.
(2a) These shares are owned by trusts for the Company's 401(k) savings plan, defined benefit pension plan and the Company's savings plan for employees based in Puerto Rico, of which Messrs. Leibovitz and Holden are co-trustees. Messrs. Leibovitz and Holden disclaim beneficial ownership in such stock.
(2b) Totals do not add in order to avoid double counting of beneficial interests and positions as co-trustee.
(3) This includes 50,976 shares owned by Mr. Rosenfeld's spouse, 45,000 shares owned by a trust in which Mr. Rosenfeld has a beneficial interest, 71,700 shares owned by two trusts in which Mr. Rosenfeld and his spouse have beneficial interests and 11,331 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(3a) This includes 520,700 shares owned by The Emanuel Rosenfeld Foundation, a non-profit charitable foundation of which Mr. Rosenfeld is a co-trustee, 424,712 shares owned by various trusts of which Mr. Rosenfeld and his spouse are co-trustees and 56,016 shares owned by various trusts of which Mr. Rosenfeld's spouse is a co-trustee.
(4) This includes 66,384 shares owned by a trust in which Mr. Strauss has a beneficial interest, 9,155 shares issuable pursuant to non-qualified stock options exercisable within 60 days, 1,406 shares owned by Mr. Strauss' spouse and 36,679 shares owned in custody or trust for the benefit of Mr. Strauss' minor child.
(4a) These shares are owned by The Strauss Foundation, a non-profit charitable foundation, of which Mr. Strauss is a co-trustee.
(5) This includes 113,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days and 55,991 shares owned by two trusts which benefit Mr. Leibovitz' children of which Mr. Holden is a co-trustee.
(6) This represents shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days.
(7) This includes 95,000 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days and 32 shares owned by Mr. Stampone's minor child.
(8) This includes 11,331 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(9) This includes 31,331 shares issuable pursuant to non-qualified stock options exercisable within 60 days and 200 shares owned by Mr. Black's spouse. Mr. Black disclaims beneficial ownership in stock held by Mr. Black's spouse.
(10) This includes 3,569 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(11) This includes 16,257 shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(12) This includes 4,440 shares issuable pursuant to non-qualified stock options exercisable within 60 days and 400 shares owned by Mr. Pryor's spouse. Mr. Pryor disclaims beneficial ownership in stock held by Mr. Pryor's spouse.
(13) This represents shares issuable pursuant to non-qualified stock options exercisable within 60 days.
(14) This includes 1,502,225 shares issuable pursuant to incentive and non-qualified stock options exercisable within 60 days granted to all executive officers and directors. Totals do not add in order to avoid double counting of beneficial interests and positions as co-trustee.

                             ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

  At the meeting, the shareholders will elect three Class I directors to hold office, subject to the provisions of the Company's By-laws, until the Annual Meeting of Shareholders in 2001 and until their respective successors shall have been duly elected and qualified. The Company's Board of Directors is presently comprised of nine directors and, as of the date of the meeting, the size of the Board of Directors will be reduced from nine to eight directors as David V. Wachs will not stand for re-election. The Board of Directors is divided into three classes serving staggered three-year terms, the term of one class of directors to expire each year. The term of the present Class I directors expires at the meeting. Unless contrary instructions are given, the persons named in the enclosed proxy or their substitutes will vote for the election of the nominees named below, reserving the right to cumulate votes according to their judgment. The Board of Directors believes that all of the nominees are willing to serve as directors. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed proxy or their substitutes intend to vote for the election of such designated nominees. The three nominees for director receiving a plurality of the votes cast will be elected.

  The nominees for election as Class I directors to serve until the Annual Meeting of Shareholders in 2001 and the directors whose terms of office continue after the meeting, together with certain information about them, are as follows:

                                            HAS BEEN
                                               A
                                            DIRECTOR  TERM    PRESENT POSITION
   NAME                                 AGE  SINCE   EXPIRES    WITH COMPANY
   ----                                 --- -------- ------- -------------------
Class I Directors
 Benjamin Strauss......................  61   1970    1998   Director
 Myles H. Tanenbaum....................  67   1990    1998   Director
 Malcolmn D. Pryor.....................  51   1994    1998   Director
Class III Directors
 Mitchell G. Leibovitz.................  52   1985    1999   Director, Chairman,
                                                             CEO and President
 Lester Rosenfeld......................  72   1959    1999   Director
 Lennox K. Black.......................  68   1987    1999   Director
Class II Directors
 Bernard J. Korman.....................  66   1983    2000   Director
 J. Richard Leaman, Jr. ...............  63   1991    2000   Director

OCCUPATIONS AND OTHER DIRECTORSHIPS HELD BY DIRECTORS AND NOMINEES

  Benjamin Strauss was an executive officer of the Company for many years until his retirement on February 1, 1992 and served as a part-time consultant to the Company for five years thereafter.

  Myles H. Tanenbaum is Chairman of Arbor Enterprises, owner and operator of a chain of shared office suites. Until December, 1997, Mr. Tanenbaum was President, Chief Executive Officer and a director of Arbor Property Trust, a New York Stock Exchange listed real estate investment trust. Mr. Tanenbaum is also a trustee of Universal Health Realty Income Trust, a New York Stock Exchange listed real estate investment trust.

  Malcolmn D. Pryor is Chairman of the Board of Pryor, McClendon, Counts & Co., Inc., an investment banking firm headquartered in Philadelphia with offices in numerous cities in the United States. Until February 1998, Mr. Pryor was a director of PCS Development Corp.

  Mitchell G. Leibovitz has been an executive officer of the Company for more than the last five years.

  Lester Rosenfeld is retired. He was employed as an executive officer of the Company until December 31, 1981, and served as a part-time consultant to the Company for 10 years thereafter.

  Lennox K. Black is Chairman of the Board of Teleflex Incorporated, a diversified technical company active in aerospace, automotive, medical and industrial markets, the stock of which is traded on the New York Stock Exchange; until April 1995 he was also the Chief Executive Officer of such corporation. Mr. Black is also Chairman of the Board of Penn Virginia Corporation, and is a director of Quaker Chemical Corporation and ImageMax, Inc.

  Bernard J. Korman is Chairman of the Board of Graduate Health System, Inc., a not-for-profit healthcare system, and of NutraMax Products, Inc., a public consumer healthcare products company. Until October 1995, Mr. Korman was President, Chief Executive Officer and a director of MEDIQ, Incorporated, a healthcare services company, the stock of which is traded on the American Stock Exchange. Mr. Korman is also a director of The New America High Income Fund, Inc., Today's Man, Inc., InnoServ Technologies, Inc., Kapson Senior Quarters Corp., Omega Healthcare Investors, Inc. and Kranzco Realty Trust.

  J. Richard Leaman, Jr. is President of JRL Consulting Company. Until May 1995, Mr. Leaman was President and Chief Executive Officer of S.D. Warren Company, which manufactures and distributes coated and uncoated printing and publishing papers. He remains on the Board of Directors of S.D. Warren Company. From 1991 until December 1994, Mr. Leaman was Vice Chairman of the Board of Scott Paper Company. Mr. Leaman is also a director of Church & Dwight Co., Inc., S.D. Warren Holdings, Inc. and Ranpak Corp.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINATED DIRECTORS.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors held four regularly scheduled meetings during the last fiscal year.

  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee.

  The directors who are members of the Compensation Committee are Messrs. Tanenbaum, Black, and Korman. The Compensation Committee, which held one meeting during the last fiscal year, recommends the compensation for all officers of the Company.

  The directors who are members of the Nominating Committee are Messrs. Black, Strauss and Tanenbaum. The Nominating Committee, which held one meeting during the last fiscal year, makes recommendations to the full Board concerning the qualifications and selection of candidates for election to the Board. The Committee will consider nominees recommended by shareholders. Such recommendations should be sent in writing to the Secretary of the Company, 3111 West Allegheny Avenue, Philadelphia, PA 19132, stating in detail the qualifications of such persons for nomination.

  The directors who are members of the Audit Committee are Messrs. Leaman, Rosenfeld and Pryor. The Audit Committee, which held two meetings during the last fiscal year, reviews the audited financial statements of the Company and makes recommendations to the full Board on matters concerning the Company's audits.

  In the last fiscal year, each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and meetings held by the committee(s) on which such director served.

  In accordance with the Company's By-laws, a shareholder may be entitled to nominate one or more persons for election as a director at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered personally to, or mailed and received by the Company, at the principal executive offices of the Company addressed to the attention of the President, not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such public disclosure was made. In addition, the shareholder's notice must set forth the names and addresses of the shareholder making the nomination and of the proposed nominees, a representation that said shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominees, the proposed nominees' principal occupation(s) for the past 5 years and a written consent of each proposed nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may declare invalid any nomination not made in compliance with the foregoing procedure.

COMPENSATION OF DIRECTORS

  Non-management directors each were entitled to receive directors' fees at the rate of $20,000 per annum during fiscal year 1997, plus $2,500 per annum for each committee of the Board on which such director served. Under a deferred compensation plan, directors' fees may be deferred in whole or in part at the election of the director. Compensation so deferred may be deemed to be invested in shares of Common Stock determined by reference to the market price on the date the same is deemed invested, if so designated by the director. Amounts deemed invested in shares are credited with dividends; other amounts accrue interest at the prime rate charged by the Company's principal lender.

  Under the 1990 Stock Incentive Plan, upon becoming a non-management director, each director is granted an option to purchase, at fair market value on the date of the grant, a number of shares of Common Stock which is equal to $150,000 divided by the fair market value of the shares on the date of the grant. Thereafter, on the fifth anniversary of the most recent grant of an option to that non-management director, the director will be granted an option to purchase, at fair market value on the date of the grant, that number of shares which is equal to $100,000 divided by the fair market value of the shares on the date of the grant. Options granted to non-management directors are exercisable in cumulative installments, one-fifth of which are immediately exercisable and one-fifth of which become exercisable on each of the next four anniversary dates.

  Benjamin Strauss, an executive officer of the Company for many years, entered into a consulting and retirement agreement as of February 2, 1992 pursuant to which Mr. Strauss received certain retirement benefits in fiscal year 1997 and will continue to receive such benefits during the ten year period ending with fiscal year 2001. Benefits given to Mr. Strauss are in addition to the fees and options to which Mr. Strauss is entitled as a non-management director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent of the Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock. To the Company's knowledge, based solely upon a review of copies of such reports furnished to the Company, during fiscal year 1997, its executive officers, directors and greater than ten percent shareholders complied with all applicable Section 16(a) filing requirements, except that one report required to be filed by Mr. Page in connection with the sale of shares of Common Stock by his spouse was not timely filed.

                            EXECUTIVE COMPENSATION

  The following table sets forth, for the Company's last three fiscal years, the cash compensation paid or accrued by the Company, as well as certain other compensation paid or accrued for those years, to the Company's Chief Executive Officer and each of the Company's other executive officers:

                          SUMMARY COMPENSATION TABLE

                                                        LONG TERM
                             ANNUAL COMPENSATION       COMPENSATION
                         ----------------------------- ------------
                                                          AWARDS
                                                       ------------
                                                        SECURITIES   ALL OTHER
        NAME AND         FISCAL                         UNDERLYING  COMPENSATION
   PRINCIPAL POSITION     YEAR  SALARY ($)   BONUS ($) OPTIONS (#)     ($)(A)
   ------------------    ------ ----------   --------- ------------ ------------
Mitchell G. Leibovitz...  1997   812,020          --         --       126,448(b)
 Chief Executive Officer
  and                     1996   741,466      431,250        --       125,657(b)
 President                1995   704,366          --     500,000      123,912(b)
Michael J. Holden.......  1997   346,539          --      25,000        7,625
 Executive Vice
  President--Chief        1996   324,929      141,860     30,000        6,410
 Financial Officer        1995   301,221          --      50,000        6,094
J. Michael Riggan.......  1997    59,712(c)       --     100,000       49,741(d)
Senior Vice President--   1996       --           --         --           --
 Merchandising and
  Marketing               1995       --           --         --           --
Mark L. Page............  1997   245,673          --      25,700        1,814
 Senior Vice President--
  Store                   1996   220,794       75,686     20,000        5,625
 Operations               1995   198,558          --      25,000       21,386(e)
Ronald J. McEvoy........  1997   220,615(f)       --      60,000      148,620(g)
 Senior Vice President--
  Chief                   1996       --           --         --           --
 Information Officer      1995       --           --         --           --
Frederick A. Stampone...  1997   229,339          --         --         5,578
 Senior Vice President--
  Chief                   1996   219,219       72,435        --         5,354
 Administrative Officer   1995   214,038          --         --         4,916

--------
(a) All Other Compensation for fiscal year 1997 includes the following: (1) the amount contributed by the Company to each executive officer's account in the Company's 401(k) Savings Plan, as follows: Mr. Leibovitz -- $4,750; Mr. Holden -- $4,750; Mr. Riggan -- $0; Mr. Page -- $260; Mr. McEvoy --
     $0; and Mr. Stampone -- $4,750; and (2) the cost of group term life insurance premiums in excess of $50,000 of coverage provided by the Company on behalf of each executive officer, as follows: Mr. Leibovitz --
     $5,472; Mr. Holden -- $2,875; Mr. Riggan -- $0; Mr. Page -- $1,554; Mr.
    McEvoy -- $386; and Mr. Stampone -- $828.
(b) Included in this amount is $116,226 in net premiums for a split-dollar life insurance policy on behalf of Mr. Leibovitz, which will be repaid to the Company upon surrender of the policy during Mr. Leibovitz' lifetime or upon his death.
(c) Mr. Riggan's employment with the Company commenced on November 3, 1997.
(d) Included in this amount is $24,741 for expenses associated with moving and relocation, and $25,000 for a relocation bonus.
(e) Included in this amount is $16,066 representing forgiveness of 40% of the total amount of advances made by the Company to Mr. Page in connection with his relocation from Dallas to Los Angeles.
(f) Mr. McEvoy's employment with the Company commenced on February 25, 1997.
(g) Included in this amount is $123,234 for expenses associated with moving and relocation, and $25,000 for a relocation bonus.

CHANGE IN CONTROL AGREEMENTS

  During fiscal years 1988, 1989, 1993, 1995 and 1997, the Company entered into agreements with Messrs. Leibovitz, Holden, Riggan, Page, McEvoy and Stampone, executive officers of the Company, which generally become effective upon a "change in control" of the Company. The agreements will become effective for a term of three years in the case of Mr. Leibovitz and two years with respect to each of the other executives. During the term of each agreement, the executive would be entitled to compensation at a rate not less than his compensation immediately prior to the change in control becoming effective, including both base compensation and certain incentive compensation, benefits comparable to those available prior to the change in control and a position with authority, status and responsibilities comparable in all material respects to those held previously. If the executive's position is changed after the agreement becomes effective, he has the right to terminate the agreement and receive a lump sum payment equal to the compensation to which he is entitled for the remaining term of the agreement, and he and his family are to receive the benefits to which he is entitled for the remaining term of the agreement or a payment equal to the value of those benefits. A trust agreement has been established to better assure executive officers of payment under these agreements if a change of control of the Company should occur.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  During fiscal year 1997, the Company made an advance of $125,000 to Mr. Riggan, Senior Vice President -- Merchandising and Marketing, for use in connection with his relocation from the Chicago, Illinois area to the Philadelphia area. The amount of the advance is required to be repaid to the Company at the time of the sale of Mr. Riggan's Illinois home.

  During fiscal year 1997, the Company made advances to Mr. Page, Senior Vice President -- Store Operations, aggregating $140,000. Mr. Page delivered a promissory note to the Company for the amount of the indebtedness, providing for principal repayment, if not paid earlier, on December 18, 2002, and for interest payments during the term of the note at the rate of 5.2% per annum.

  During fiscal year 1997, the Company made an advance of $158,077 to Mr. McEvoy, Senior Vice President -- Chief Information Officer, for use in connection with his relocation from the Portland, Oregon area to the Philadelphia area. In December 1997, the Company purchased Mr. McEvoy's home in Tualatin, Oregon for the sum of $735,000, less $161,414 in certain reimbursements from Mr. McEvoy to the Company, including the repayment of the relocation advance. The purchase price paid by the Company was negotiated at arm's length based upon comparisons to the sales prices of similar homes in the area.

STOCK OPTION GRANTS

  The following table sets forth information concerning the grant of stock options under the Company's 1990 Stock Incentive Plan to those of the Company's executive officers receiving options during fiscal year 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZED VALUE
                                                                                 AT ASSUMED ANNUAL RATES
                                                                               OF STOCK PRICE APPRECIATION
                                           INDIVIDUAL GRANTS                         FOR OPTION TERM
                         ----------------------------------------------------- ----------------------------
                           NUMBER OF      % OF TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING     GRANTED TO    EXERCISE OR
                            OPTIONS      EMPLOYEES IN   BASE PRICE  EXPIRATION
          NAME           GRANTED (#)(A) FISCAL YEAR (B)   ($/SH)       DATE       5% ($)        10% ($)
          ----           -------------- --------------- ----------- ---------- ------------- --------------
Michael J. Holden.......     25,000          2.99         31.25       3/26/07        491,324     1,245,111
J. Michael Riggan.......     50,000          5.97         25.375     11/02/07        797,910     2,022,061
                             25,000          2.99         25.2813    12/02/07        397,482     1,007,297
                             25,000          2.99         23.9375    12/16/07        376,354       953,755
Mark L. Page............     25,700          3.07         31.25       3/26/07        505,081     1,279,974
Ronald J. McEvoy........     60,000          7.17         33.125      2/24/07      1,249,928     3,167,563

--------
(a) The options to Messrs. Holden, Riggan, Page and McEvoy were granted at a price equal to fair market value on the date of grant and provide that 20% is exercisable immediately and an additional 20% is exercisable on each of the following four anniversaries of the date of grant.
(b) In fiscal year 1997, options to purchase 837,000 shares of Common Stock were granted to 1,662 individuals, including store and service department managers and their supervisors.

STOCK OPTION EXERCISES AND HOLDINGS

  The following table sets forth information related to options exercised during fiscal year 1997 by the Company's Chief Executive Officer and each of the Company's other executive officers, and the number and value of options held by such individuals on January 31, 1998.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

                                                              NUMBER OF
                                                        SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                                                         FISCAL YEAR-END (#)     FISCAL YEAR-END ($)(A)
                         SHARES ACQUIRED    VALUE     ------------------------- -------------------------
          NAME           ON EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           --------------- ------------ ----------- ------------- ----------- -------------
Mitchell G. Leibovitz...        --              --      800,000      200,000     4,918,750       --
Michael J. Holden ......     25,000         523,438      67,000       58,000       212,500       --
J. Michael Riggan ......        --              --       20,000       80,000           --        --
Mark L. Page............      6,600         122,275     120,840       46,560        23,175       --
Ronald J. McEvoy........        --              --       12,000       48,000           --        --
Frederick A. Stampone...     75,950       1,456,709      75,000          --        740,625       --

--------
(a) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($22.00).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee consists of Myles H. Tanenbaum, Lennox K. Black, and Bernard J. Korman. There are no relationships of a nature required to be disclosed herein.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee (the "Committee") is comprised of three non-management directors of the Company. The Committee reviews and recommends to the Board of Directors compensation for the executive officers of the Company named in the Summary Compensation Table and other officers of the Company. Individual performance is evaluated based on the specific responsibilities of the executive and the value of the services provided, the executive's management skills and experience and the individual's contribution to the overall performance and profitability of the Company. At the present time, executive compensation consists of base salary, bonus compensation under the Company's Executive Incentive Bonus Plan ("Bonus Plan") and stock options under the Company's 1990 Stock Incentive Plan ("Option Plan"). The fiscal year 1997 base salaries, bonus awards and stock option grants for the Company's Chief Executive Officer and other executive officers set forth on page 7 were reviewed and approved at meetings of the Committee held during fiscal year 1997.

  In order to determine the Company's competitive position on each element of compensation for the Chief Executive Officer and the other executive officers, the Company retained the services of Towers Perrin, a nationally recognized executive compensation consulting firm. The consultant's recommendations, which were issued in March 1995 and updated in November 1997, were based on a comparison of the Company's compensation levels to a proprietary database comprised of over 500 companies, many of which are included in the Standard & Poor's 500 Stock Index. Additionally, the consultant made comparisons to the publicly available data for the other eight companies then comprising the Standard & Poor's Specialty Retail Index, in which the Company was also included. Based on the 1995 report of Towers Perrin, the Company presented to the shareholders an amendment to the Company's Bonus Plan which was approved at the May 31, 1995 Annual Meeting of Shareholders.

  Base salaries are reviewed annually to properly reflect the experience, performance and scope of responsibility of the executives and to ensure that the salaries are at levels which are appropriate to attract and retain high quality individuals. The increases in the base salaries of the Chief Executive Officer and the other executive officers for fiscal year 1997 were based on subjective determinations taking into account the criteria described above.

  The Bonus Plan is administered by the Committee, which has the power and authority to take all actions and make all determinations which it deems necessary or desirable to effectuate, administer or interpret the Bonus Plan, including the power and authority to extend, amend, modify or terminate the Bonus Plan at any time and to change award periods and determine the time or times for payment of bonuses. The Committee establishes the bonus targets and performance goals, and establishes any other measures which may be necessary to meet the objectives of the Bonus Plan.

  Through the end of fiscal year 1997, bonus awards for the Chief Executive Officer and the other executive officers under the Bonus Plan were based on the Company's performance relative to specified pre-tax earnings targets. The amount of the award an executive was eligible to receive was dependent upon the actual earnings target achieved. No award was made if the minimum earnings target was not met. If the minimum earnings target was achieved, the Chief Executive Officer had the discretion to grant additional bonuses to each of the Company's executive officers (excluding the Chief Executive Officer), based on the Chief Executive Officer's assessment of the officer's individual performance.

  After careful consideration of an executive compensation study completed by Towers Perrin in March 1998, the Committee has determined that, in addition to earnings growth, other key factors should be taken into account in assessing the Company's performance during a fiscal year for purposes of bonus awards. On March 31, 1998, the Committee recommended, and the full Board of Directors approved, changes to the Bonus Plan for fiscal year 1998 and future years which established five categories of business criteria to be used to set performance goals for the Chief Executive Officer and the other executive officers. These categories are as follows: (1) earnings growth; (2) net sales;
(3) cash flow; (4) return on capital; and (5) customer satisfaction. The Committee will choose one or more business criteria to be used to measure the Company's performance for purposes of the Bonus Plan, and will set the target performance level for each criterion so chosen and the weighting of each such criterion versus the other criteria. The bonus payments for the Chief Executive Officer and each of the other executive officers will vary based upon the Company's actual performance relative to the performance targets being used for fiscal year 1998 and future years.

  Compensation through stock options, which directly aligns the interests of management with those of shareholders, is a very significant part of the Company's executive compensation. The Company's practice is to make periodic grants of stock options to its executives. In making grants of stock options, the Committee considers both the performance of the executive and the time since the most recent grant. The intention is to provide a long-term incentive opportunity equal to the median of the broad industry and specialty retail databases. The Option Plan provides for the grant of non-qualified and incentive stock options at exercise prices equal to the fair market value on the date of grant. Options granted to the Chief Executive Officer and the other executive officers are generally exercisable for ten years, absent earlier termination of employment. All outstanding options held by executive officers provide for deferred vesting over four years. The provisions of the Option Plan provide executive officers of the Company with a significant interest in long-term growth in the price of the Company's Common Stock.

  A combination of base salary, the Bonus Plan and the Option Plan reflects the short and long term goals of the Company and aligns executive financial rewards with those of the Company's shareholders. The Company's philosophy is that overall compensation should be significantly related to the Company's performance in terms of earnings and increases in the Company's value as reflected by its stock price. The Company's general policy has always been that compensation payable to the Company's named executive officers should meet the conditions required for full deductibility under Section 162(m) of the Internal Revenue Code. All compensation earned by executive officers for fiscal year 1997 was fully deductible. The Option Plan is structured with the intention that compensation payable pursuant thereto qualifies as "performance based" compensation which is not subject to the

$1 million deductibility limit under Section 162(m). Notwithstanding the Company's general policy, the Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of the Company and its shareholders.

  This report is submitted by the Compensation Committee:

    Myles H. Tanenbaum
    Lennox K. Black
    Bernard J. Korman

PERFORMANCE GRAPH

  The following graph compares the cumulative total return on the Company's shares over the past five fiscal years with the cumulative total return on shares of companies in (1) the Standard & Poor's 500 Index, (2) an industry peer group comprised of those companies which currently comprise the Standard & Poor's Retail Specialty Index: Toys R Us, Woolworth and the Company (the "Current Peer Group"), and (3) an industry peer group comprised of those companies which formerly comprised the Standard & Poor's Retail Specialty
Index: Circuit City Stores, Costco (formerly known as Price/Costco), CVS (formerly known as Melville), Home Depot, Lowe's, Tandy, Toys R Us, Woolworth and the Company (the "Former Peer Group"). Since Standard & Poor's has changed the composition of its Retail Specialty Index, in future years the Company expects to compare the cumulative total return on the Company's shares with the cumulative total return on shares of companies in the Current Peer Group instead of the Former Peer Group.

             Comparison of Five-Year Cumulative Total Return Among the Company, the S&P 500 Index, the Current Peer Group and the Former Peer Group

                                     GRAPH APPEARS HERE

                      JAN 1993   JAN 1994   JAN 1995   JAN 1996   JAN 1997   JAN 1998
PEP BOYS                $100       $114       $133       $119       $133       $ 92

S&P 500 INDEX           $100       $113       $113       $157       $199       $252

CURRENT PEER GROUP      $100       $ 96       $ 77       $ 59       $ 71       $ 71

FORMER PEER GROUP       $100       $ 94       $ 94       $ 87       $106       $163

PENSION AND OTHER BENEFIT PLANS

  The Company has a qualified defined benefit pension plan for all employees hired prior to February 2, 1992. Future benefit accruals on behalf of all employees were frozen as of December 31, 1996.

  The following table sets forth information concerning the amount of benefits available at normal retirement age under this plan, which are not subject to deduction for Social Security or other offset amounts, accrued to the Chief Executive Officer and each of the Company's other executive officers. The amount of annual benefits available is based on the employee's compensation level over the last five years and the number of years of participation in the plan. The maximum annual benefit is $20,000.

                                                                    ANNUALIZED
   NAME                                                             BENEFIT($)
   ----                                                             ----------
   Mitchell G. Leibovitz...........................................   20,000
   Michael J. Holden...............................................   20,000
   J. Michael Riggan...............................................        0(a)
   Mark L. Page....................................................   19,162
   Ronald J. McEvoy................................................        0(a)
   Frederick A. Stampone...........................................   20,000

--------
(a) Mr. Riggan's employment with the Company commenced on November 3, 1997, and Mr. McEvoy's employment with the Company commenced on February 25, 1997. Consequently, neither of them is eligible to participate in the qualified defined benefit pension plan.

  The Company also has an executive supplemental pension plan, which is an unfunded deferred compensation plan for eligible employees who are key employees designated by the Board of Directors. All current executive officers of the Company are covered by this plan. The executive supplemental pension plan provides retirement and death benefits, which are not subject to deduction for Social Security or other offset amounts. The employees covered by this plan have a vested interest after five years as a participant in the plan. Death benefits under the plan are in the annual amount of 50% of the base salary of the eligible employee on the date of his death and are payable for 15 years or until his normal retirement date, whichever is later. The plan also provides for the lump sum distribution of the present value of the accrued benefits of an eligible employee following a termination of employment in connection with a "change in control" of the Company. A "change in control" shall be deemed to have taken place if: (i) any person, including a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes (other than as a result of a purchase from the Company) the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company (excluding shares of the Company owned by such person prior to the date of the executive supplemental pension plan), and such beneficial ownership continues for five consecutive days, or (ii) within a period of two consecutive years, as the result of, or in connection with, any cash tender or exchange offer (other than by the Company), merger or other business combination, sale of assets or contested election or any combination of the foregoing transactions, the persons who were directors of the Company prior to such event shall cease for any reason to constitute at least a majority of the Board of Directors of the Company or any successor. A trust agreement has been established to better assure executive officers of payment of these benefits if such events occur.

  The executive supplemental pension is based upon the highest average compensation of the executive officer for a five year period, except in the case of the Company's Chief Executive Officer, in which event it is based on the highest average compensation for a three year period. For fiscal years prior to 1995, base salary only is included in such determination; for fiscal year 1995 and thereafter, both base salary and the executive officer's bonus under the Bonus Plan is included. The following chart shows, based on the highest average salary for the appropriate time period, including bonus where applicable, the approximate annuity under both pension plans, commencing at the employee's normal retirement date (age 65) and payable for the longer of ten years or life:

                              PENSION PLAN TABLE

                                         ESTIMATED ANNUAL RETIREMENT INCOME ($)
                                                    YEARS OF SERVICE
                                         ---------------------------------------
   AVERAGE INCLUDED                                                      25 AND
     COMPENSATION                           5      10      15      20     OVER
   ----------------                      ------- ------- ------- ------- -------
     200,000............................  20,000  40,000  60,000  80,000 100,000
     400,000............................  40,000  80,000 120,000 160,000 200,000
     600,000............................  60,000 120,000 180,000 240,000 300,000
     800,000............................  80,000 160,000 240,000 320,000 400,000
   1,000,000............................ 100,000 200,000 300,000 400,000 500,000
   1,200,000............................ 120,000 240,000 360,000 480,000 600,000
   1,400,000............................ 140,000 280,000 420,000 560,000 700,000
   1,600,000............................ 160,000 320,000 480,000 640,000 800,000

  The credited years of service under the pension plans for each of those individuals, in the order in which they are named on the Summary Compensation Table, are 19, 18, 0, 22, 1 and 15, respectively.

          PROPOSAL TO APPROVE THE APPOINTMENT OF INDEPENDENT AUDITORS

  Subject to approval by the shareholders, the Board of Directors, upon the recommendation of the Audit Committee, has selected the firm of Deloitte & Touche LLP, which served as the Company's independent auditors for the last fiscal year, to serve as the Company's independent auditors with respect to the consolidated financial statements of the Company and its subsidiaries for the current fiscal year. If the shareholders do not approve this selection by the affirmative vote of a majority of the votes cast at the meeting, other independent auditors will be considered by the Board upon the recommendation of the Audit Committee.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                        COST OF SOLICITATION OF PROXIES

  The accompanying form of proxy will be voted as specified at the meeting.

  The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by the Company. In addition to the mailing of the proxy material, said solicitation may be made in person or by telephone or telegraph by directors, officers or regular employees of the Company or other persons who may be engaged to perform soliciting activities.

                           PROPOSALS OF SHAREHOLDERS

  All proposals which any shareholder of the Company desires to present at the next annual meeting and to have included in the next Board of Directors' Proxy Statement and form of proxy relating to that meeting must be received by Frederick A. Stampone, Senior Vice President--Chief Administrative Officer and Secretary of the Company, at the address of the Company appearing on the first page of the Proxy Statement, no later than December 21, 1998.

  In addition to the foregoing, the Company's By-laws provide that a shareholder may be entitled to present an item of business at a meeting of the shareholders if the shareholder gives timely notice of such intention in writing to the President of the Company. To be timely, the shareholder's notice must be delivered to, or mailed and received by, the Company, addressed to the attention of the President, at the principal executive offices of the Company not fewer than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days notice or prior public disclosure (including but not limited to the mailing of the meeting notice) of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the 10th day following the day on which such public disclosure was made. The shareholder's notice must set forth a general description of each item of business proposed to be brought before the meeting, the name and address of the shareholder proposing to bring such item of business before the meeting and a representation that the shareholder intends to appear in person or by proxy at the meeting. The presiding officer of the meeting may refuse to consider any business that shall be brought before any meeting of shareholders of the Company other than as provided herein.

                          ANNUAL REPORT ON FORM 10-K

  THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON SOLICITED BY THE PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR ITS MOST RECENT FISCAL YEAR. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO FREDERICK A. STAMPONE, SENIOR VICE PRESIDENT, CHIEF ADMINISTRATIVE OFFICER AND SECRETARY, AT THE ADDRESS OF THE COMPANY APPEARING ON THE FIRST PAGE OF THIS PROXY STATEMENT.

During 1998, Pep Boys will continue to send quarterly earnings releases only to those shareholders who request them. If you would like to receive such information for fiscal year 1998, please complete the information below, affix postage and return to us by JUNE 15, 1998.

                         PLEASE TYPE OR PRINT CLEARLY

Name ______________________________  Fax Number _______________________________

Address ___________________________  E-Mail Address ___________________________

City ____________________ State _____________________ Zip ____________________

WOULD YOU PREFER THAT THE INFORMATION BE: (PLEASE CIRCLE ONE)

                           Mailed   Faxed   E-mailed

                  We will try to accommodate your preference.

                                     Please
                                     affix
                                     Postage
Investor Relations
The Pep Boys-Manny, Moe & Jack
3111 West Allegheny Avenue
Philadelphia, PA 19132

                       THE PEP BOYS - MANNY, MOE & JACK

            ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD JUNE 3, 1998

                  THE BOARD OF DIRECTORS SOLICITS THIS PROXY

  The undersigned hereby appoint(s) Mitchell G. Leibovitz, Michael J. Holden, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys -- Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 1998 Annual Meeting of Stockholders of the Company, and at any postponement or adjournment thereof.

  THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

[X]  PLEASE MARK YOUR
     VOTE AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.




                                      FOR              WITHHOLD AUTHORITY
                                      ALL               FOR ALL NOMINEES
1. Election of Directors.          NOMINEES
                                      [_]                      [_]

NOMINEES: Benjamin Strauss
          Myles H. Tanenbaum
          Malcolmn D. Pryor

(INSTRUCTIONS: To withhold authority to
vote for any individual nominee, write that nominee's name in the space provided below)

--------------
                                   FOR     AGAINST    ABSTAIN
2. To ratify the appointment
   of Deloitte & Touche LLP        [_]       [_]        [_]
   as the Company's
   independent auditors.


Signature(s): __________ Date: _________ Signature(s):__________ Date: ________

NOTE: PLEASE DATE AND SIGN EXACTLY AS YOUR NAME APPEARS ON THE FORM AND MAIL
      THE PROXY PROMPTLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. IF SHARES ARE HELD JOINTLY, EACH JOINT OWNER SHOULD SIGN.